                                                                  EXHIBIT 10.10

                         SOFTWARE PUBLISHING CORPORATION
                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("AGREEMENT"), dated as of April 7, 1995, is made by and between SOFTWARE PUBLISHING CORPORATION, a Delaware corporation ("COMPANY") and Daniel J. Fraisl ("EMPLOYEE").

                                    RECITALS

         A. The Company is engaged in the design, development, production and marketing of computer products, software and technology.

         B. The Company has entered into a Stock Purchase Agreement ("STOCK PURCHASE AGREEMENT"), dated as of March 31, 1995, with Digital Paper, Inc., a California corporation ("DIGITAL"), pursuant to which the Company shall purchase all of Digital's outstanding shares of capital stock.

         C. The Company wishes to employ Employee, and Employee is willing to render services to the Company upon the terms and conditions set forth herein.

         D. The provisions of Section 5(b) of this Agreement relating to noncompetition and nonsolicitation have been agreed to by the Company and Employee in connection with the sale of a business, namely Digital, under the Stock Purchase Agreement, and formed in part the basis for the consideration to be paid by the Company in connection with the purchase of all of the outstanding shares of Digital capital stocks contemplated by the Stock Purchase Agreement, of which $17,000 is allocated to the non-competition covenant set forth in
Section 5(b) of this Agreement.

                                    AGREEMENT

         1.       Employment by the Company: Duties

                  (a) Employment. Subject to the terms and conditions set forth herein, the Company hereby agrees to employ Employee in the position of Technology Director having all the duties and responsibilities customarily associated with such position, and Employee hereby accepts such employment by the Company. Such employment shall commence on the date hereof and shall continue until terminated as provided in Section 4 hereof. During the term of his employment with the Company, Employee shall devote his full working time, attention and energies to the performance of the business of the Company; and Employee shall not, without the prior written consent of the Company, directly or indirectly, alone or as a member of any partnership, or as an officer, director or employee of any other corporation, partnership or other organization (other than charitable or other not-for-profit organizations), be actively engaged in or concerned with any other duties or pursuits which interfere with the performance of his duties to the Company or which, even if not interfering, may be contrary to the best interests of the Company.

                  (b) Duty. Employee shall perform such duties and functions as the Company shall from time to time determine in connection with the employment described in Section I (a) above. In the performance of his duties, Employee shall comply with the policies of and be subject to the reasonable direction of the Board of Directors of the Company. Employee's primary duties shall be performed first for a limited time period at Cupertino, California, and subsequently at the Company's headquarters currently in Santa Clara, California. Employee shall not be required to relocate more than 100 miles to perform his duties under this Agreement.

                  (c) Company Policies. The employment relationship between the parties shall also be governed by the general employment policies and practices of the Company now in effect or which may become effective in the future, including those relating to the protection of confidential information and trade secrets, except that when the terms of this Agreement are directly in conflict with the Company's general employment policies or practices, this Agreement shall control.

         2. Compensation and Benefits

                  (a) Base Salary. As compensation for the services to be rendered by Employee hereunder, the Company agrees to pay Employee, in accordance with the Company's regular payroll practices, direct salary compensation at the rate of $8,333.33 per month, commencing on the date hereof. This salary rate of $8,333.33 per month will remain the salary rate for the duration of this Agreement.

                  (b) Illness and Vacation Days and Holidays. During the term of this Agreement, Employee shall be entitled to:

                           (i) illness days consistent with the Company's
                  standard practice for its employees generally;

                           (ii) vacation based upon Employee's original date of
                  employment at the Company (April 10, 1995), which shall accrue consistent with, and otherwise be subject to the terms of, the Company's standard practice for its employees generally; and

                           (iii) holiday leave consistent with the Company's
                  standard practice for its employees generally.

                  (c) Group Benefits. Employee shall be entitled to participate in and enjoy the benefits of such life, 401(k), disability, accident, hospital and medical insurance plans, and such other plan or plana which may be instituted by the Company for the benefit of its employees generally, upon such terms as may be therein provided as generally applicable to all employees of the Company, and such other benefits as may be deemed by the Board of Directors to be appropriate to the position held by Employee and to the discharge of Employee's duties. To the extent permissible under the terms of such plans and applicable law, April 10, 1995 (original date of employment) will be deemed employee's date of hire in any instance in which his date of hire is a factor in determining his eligibility for or the extent of any benefit to which he is entitled under this Section 2(d).

         3. Expenses. The Company shall reimburse Employee for those customary, ordinary and necessary business expenses incurred by him at any location in the performance of his duties and activities on behalf of the Company. Such expenses will be reimbursed only upon presentation by Employee of appropriate documentation to substantiate such expenses pursuant to the policies and procedures of the Company governing reimbursement of business expenses to its employees.

         4. Term and Termination

                  (a) Term. This Agreement shall remain in full force and effect until three (3) years from the date hereof, unless terminated by either party as provided below.

                  (b) Termination. The Company and Employee acknowledge that Employee's employment is "at will". The Company or Employee may terminate Employee's employment hereunder at any time with or without cause and for any or no reason; provided that in the event Employee is terminated without just cause the Company shall continue to pay your salary as provided in Section 2(a) above for a period of six (6) months following any such termination without just cause, and shall maintain for your benefit, for a period of 60 days following any such termination all benefits in effect at the time of such termination. "Just cause" means a determination by the Company that the Employee's termination is necessary because the Employee has engaged in unfair competition with the Company, induced a customer of the Company to breach a contract with the Company, made an unauthorized disclosure or otherwise misused any of the Company's trade secrets or confidential information which has caused material loss, damage or injury to the Company or otherwise materially endangered the property, reputation or employees of the Company, committed an act of embezzlement, fraud or theft with respect to Company property, violated any Company policy or guideline which has caused material loss, damage or injury to the Company or otherwise materially endangered the property, reputation or employees of the Company or gross insubordination.

         5. Proprietary Information, Noninterference

                  (a) Employee will execute concurrently with the execution of this Agreement an Employee Proprietary Information Agreement in substantially the form attached hereto as Exhibit A.

                  (b) Covenants Not to Compete and Not to Solicit.

                                    (i) Non-Competition and Non-Solicitation
Period. The term "NONCOMPETITION AND NON-SOLICITATION PERIOD" as used herein means a period of two (2) years immediately following the termination of Employee's employment with the Company. All or any portion of the obligations of Employee under this Section 5(b) may be waived by the Company by written notice to that effect given to Employee at any time during or after the term of Employee's employment with the Company. In the event of a partial waiver, any obligations of Employee that are not expressly waived by the Company shall remain in full force and effect as if no waiver was given.

                                    (ii) Covenants Not to Compete. In
consideration for value received by Employee in connection with the sale of the outstanding shares of Digital as more fully set forth in the Stock Purchase Agreement, Employee agrees that during the Non-Competition and Non Solicitation Period, Employee shall not, directly or indirectly, own, manage, operate, join, control or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any business, individual partnership, firm, corporation, or other entity or arrangement (an "ENTITY"), which is at the time engaged in a business which is, directly or indirectly, in competition with the business of the Company, or any subsidiary or affiliate thereof, as conducted as of the date of termination of such Employee. Nothing herein, however, shall prohibit Employee from acquiring or holding any issue of stock or securities of any Entity which has any securities listed on a national securities exchange or quoted in the daily listings of over-the-counter market securities, provided that at any one time he and members of his immediate family do not own in the aggregate more than five percent (5%) of any voting securities of any such Entity. Of the total consideration paid by the Company for all of the outstanding shares of Digital capital stock, $17,000 is allocated in twelve
(12) equal monthly installments of $1,416.67 to this Covenant Not to Compete. Notwithstanding any term or condition hereof, this Section 5(b)(ii) shall terminate and cease to apply five (5) years following the date hereof (if not sooner terminated by virtue of Section 5(b)(i) above.

                                    (iii) Covenant Not to Solicit. During the
Non-Competition and Non Solicitation Period, Employee shall not: (a) solicit, encourage, or take any other action which is intended to induce any employee or consultant of the Company to terminate his or her employment with the Company;
(b) interfere in any manner with the contractual or employment relationship between the Company and any employee or consultant of the Company; (c) solicit, encourage, or take any other action which is intended to induce any customer of the Company to cease purchasing the products or using the services of the Company; (d) interfere in any manner with the contractual or business relationship between the Company and any such customer, prospective customer, vendor, or licensor of the Company; (e) solicit, encourage, or take any other action which is intended to induce any vendor of the Company to cease doing business with or end its relationship with the Company; or (f) solicit, encourage, or take any other action which is intended to induce any licensor of the Company to cease licensing to or doing business with the Company.

                                    (iv) Geographical Scope. The geographical
scope of the provisions of this Section 5(j) is worldwide. The parties agree that the worldwide scope of this Section 5(j) is reasonable in light of the Company's extensive international operations and sales.

                                    (v) Enforceability. Notwithstanding Section
6(c) below, if any of the obligations assumed by Employee under this Section 5(j) should be found unenforceable, whether due to the geographical reach or temporal duration of those obligations, or due to the scope of activity restricted, or for any other reason whatsoever, those obligations shall be reduced to the minimum extent necessary to render the remaining obligations enforceable.

         6.  Arbitration.

                  (a) Any and all disputes, controversies or claims whether of law or fact and of any nature whatsoever arising from or respecting this Agreement that are not resolved by the parties hereto, shall be decided by arbitration in accordance with this Section 8 or otherwise by the Arbitration Rules then in effect of the American Arbitration Association (the "ARBITRATION RULES"). Unless otherwise agreed to in writing, the arbitration shall be held in Santa Clara County, California. Reasonable written notice of the time and place of arbitration shall be given to all parties to such arbitration and their legal counsel as shall be required by Law (the "Arbitration Notice"), in which case such persons or their authorized representatives shall have the right to attend and/or participate in all the arbitration hearings in such manner as the law shall require.

                  (b) The arbitrator shall be selected as follows: in the event the parties to a dispute to be decided by arbitration pursuant to this Section 8 agree on an arbitrator, the arbitration shall be conducted by such arbitrator. In the event the parties to the arbitration are unable to select an arbitrator, legal counsel to the parties to such arbitration shall select an arbitrator within thirty (30) days following receipt of a notice from a party of such party's election to submit an unresolved matter to arbitration. In the event that neither the parties nor their legal counsel are able to select an arbitrator, the arbitrator shall be appointed in accordance with the Arbitration Rules. The arbitrator shall use his or her best efforts to render a decision on the matter submitted to him or her pursuant hereto within sixty (60) days following such person's appointment. The parties to the arbitration shall equally bear the fees and expenses of the arbitrator.

                  (c) At the written request of either party to the arbitration, the arbitration proceedings will be conducted in the utmost secrecy; in such case all documents, testimony and records shall be received, heard and maintained by the arbitrator(s) in secrecy under seal, available for the inspection only of the parties to such arbitration and their respective approved agents, who shall agree in advance and in writing to receive all such information confidentially and to maintain such information in secrecy until such information shall become generally known.

                  (d) The arbitrator shall be able to decree any and all relief of an equitable nature, including but not limited to such relief as a temporary restraining order, a temporary and/or a permanent injunction, and shall also be able to award damages, with or without an accounting and costs. The final decision of the arbitrator shall constitute a conclusive determination of the matter in question, shall be binding upon the parties hereto and shall not be contested by any of them. The decree or judgment of an award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

                  (e) Out-of-Pocket Expenses. After the Arbitrators have rendered their decision and made their award, either party may, within seven (7) business days from the date of the Arbitrators' decision, request the same Arbitrators to assess against the other party any or all out-of-pocket expenses (including reasonable attorneys', accountants', and other professionals' fees) incurred by it in connection with proving or disproving, as the case may be, the validity of the controversy or claim. All claims for out-of-pocket expenses shall be decided in accordance with the Arbitration Rules then in effect.

                  (f) Pre-Hearing Discovery. The parties agree to permit pre-hearing discovery as follows:

                           (1) Discovery, in the form of document production,
oral deposition and interrogatory concerning the amount and method of calculation of Claims, pursuant to the California Code of Civil Procedure, subject to such limitations and modifications as may be imposed by the Arbitrators in their sole discretion, should commence promptly upon receipt of the Arbitration Notice. The parties shall exchange written requests for production of documents within fifteen (15) days after the Arbitration Notice and requested documents shall be produced for inspection within fifteen (15) days thereafter. All written documents exchanged in response to written requests for production of documents shall be exchanged as close to simultaneously as is possible and if a document is not being produced, such document shall be listed on a non-produced document fist provided to the other party at the time of document production. Each party shall have the right to object to document requests in accordance with the California Code of Civil Procedure;

                           (2) The parties shall exchange lists of proposed oral
deposition witnesses on or before forty-five (45) days after receipt of the Arbitration Notice. Counsel for the parties will meet promptly thereafter to agree on a schedule of oral depositions to be taken as promptly as practicable. All oral depositions shall be conducted in accordance with the California Code of Civil Procedure. The testimony of oral deposition witnesses shall be given under oath;

                           (3) The Parties will exchange copies of affidavits
that the Parties propose to use at the arbitration and the curriculum vitae of any expect to testify at the arbitration hearing on or before fifteen (15) days prior to the date scheduled for the arbitration hearing; and

                           (4) Each party shall have the right to petition the
Arbitrators for modification of the procedure set forth herein and, in such event, the procedure shall be tolled pending the decision of the Arbitrators.

         7. General Provisions

                  (a) Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth in the Stock Purchase Agreement or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (A) in the case of personal delivery or delivery by telecopier, on the date of such delivery, (B) in the case of nationally-- recognized overnight courier, on the next business day after the date when sent and (C) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

                  (b) Equitable Remedies. Employee agrees that it would be impossible or inadequate to measure and calculate the damages to the Company from any breach of the covenants set forth in Section 5 hereof. Accordingly, Employee agrees that if Employee breaches any of such Section 5, the Company will have, in addition to any other right or remedy available, the right to seek an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any provision of such Section
5. Employee further agrees that, unless required by a court of competent jurisdiction, no bond or other security will be required in obtaining such equitable relief and Employee hereby consents to the issuance of such injunction and to the ordering of such specific performance.

                  (c) Severability. Nothing in this Agreement shall be construed so as to require the commission of any act contrary to law and wherever there is any conflict between any provision of this Agreement and any law, statute, ordinance, order or regulation, the latter shall prevail, but in such event any provision of this Agreement shall be curtailed and limited only to the extent necessary to bring it within applicable legal requirements. If one or more of the provisions in this Agreement become or are found by any court to be void, voidable, or unenforceable, then the remaining provisions will continue in full force and effect. If any provision is so held void, voidable or unenforceable, Employee agrees to replace such provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such provision.

                  (d) Complete Agreement. This Agreement, any form of confidential information and invention assignment agreement by and between Employee and Digital and the form of Employee Proprietary Information Agreement, attached hereto as Exhibit A, generally used by the Company with respect to its employees and entered into by and between the Company and Employee, together contain the entire agreement and understanding between the parties relating to the subject matter hereof, and supersede any prior understandings, agreements, or representations by or between the parties, written or oral, relating to the subject matter hereof.

                  (e) Successors and Assigns. This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of the Company by way of reorganization, merger or consolidation and any assignee of all or substantially all of its business and assets or the acquisition of more than 50% of the outstanding shares of capital stock, but except as to any such successor or assignee of the Company, neither this Agreement nor any rights or benefits hereunder may be assigned by the Company or Employee.

                  (f) Amendments. Notwithstanding anything to the contrary contained in this Agreement, the parties to this Agreement may make any modification or amendment to this Agreement only by a mutual agreement in writing.

                  (g) Governing Law: Consent to Personal Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California as such laws are applied to contracts entered into and to be performed entirely within the State of California, without regard to conflict of laws provisions. Employee hereby expressly consents to the personal jurisdiction of the state and federal courts located in Santa Clara County, California for any lawsuit filed there against Employee by the Company arising from or relating to this Agreement.

                  (h) Survival. Notwithstanding any termination of this Agreement under Section 4(a), 4(b) or otherwise, Sections 5, 6 and 7 shall survive any such termination.

                  (i) Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto. Employee acknowledges that:

                           (i) He has read this Agreement;

                           (ii) He has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his own choice;

                           (iii) He understands the terms and consequences of this Agreement; and

                           (iv) He is fully aware of the legal and binding effect of this Agreement.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first written above.


SOFTWARE PUBLISHING CORPORATION,                  EMPLOYEE
a Delaware corporation


/s/ Irfan Salim                                   /s/ Daniel J. Fraisl
------------------------------------------        -----------------------------
Irfan Salim                                       Daniel J. Fraisl
President and Chief Executive Officer


/s/ Miriam K. Frazer
------------------------------------------
Miriam K. Frazer
Chief Financial Officer and Vice President
Finance


Address:                                          Address:

Software Publishing Corporation                   21697 Lomita Avenue
3165 Kifer Road                                   Cupertino, CA  95014
P.O. Box 54983
Santa Clara, CA  95056-0983

                               AMENDMENT NO. 1 TO
                              EMPLOYMENT AGREEMENT



         AMENDMENT NO. 1 dated October 1, 1996 TO EMPLOYMENT AGREEMENT dated as of April 7, 1995 (the "Employment Agreement") by and between SOFTWARE PUBLISHING CORPORATION, a Delaware corporation (the "Company") and Daniel Fraisl, an individual residing at 13500 Saraview Drive, Saratoga, California 95070 (hereinafter called the "Employee").

                                   WITNESSETH:


         WHEREAS, pursuant to an Agreement and Plan of Reorganization dated as of October 1, 1996 (the "Reorganization Agreement"), SPC ACQUISITION CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Allegro New Media, Inc., a Delaware corporation (together with its subsidiaries and affiliates, "Allegro"), is acquiring all of the issued and outstanding capital stock of the Company in a merger in which the Company will be the surviving corporation; and

         WHEREAS, the Company and the Employee are entering into this Amendment to Employment Agreement as a condition precedent to Allegro's willingness to consummate the transactions contemplated by the Reorganization Agreement; and

         WHEREAS, this Amendment is intended as of immediately after the effective time of the merger contemplated by the Reorganization Agreement (the "Effective Time") to modify prior agreements, understandings and arrangements relating to employment or employee benefits between or among the Company and the Employee relating to the employment of the Employee.

         NOW, THEREFORE, it is agreed as follows:

         1. Section 2 of the Employment Agreement is deleted in its entirety and replaced by the following:

         "2. Remuneration and Employee Benefits. During the period of employment, the Company shall pay to Employee the following compensation for the Employee's services:

                  (a) The Company shall pay to Employee a salary at the rate of $130,000 per annum, payable in equal bi-weekly installments, or in such other manner as shall be agreeable to the Company and Employee.

                  (b) The Company shall pay to Employee bonuses of (i) $25,000 and (ii) $25,000, payable forty-five (45) days after the end of each fiscal quarter or forty-five (45) days after the end of each fiscal year of the Company or as soon thereafter as the Company's audited financial statements are available, if the performance targets to be reasonably agreed to by the Company and the Employee and attached hereto as Schedule A are attained.

                  (c) Subject to the approval of the Company's stockholders of an increase in the number of shares available under Allegro's 1994 Long Term Incentive Plan to not less than 2,500,000, not later than the Effective Time, the Company shall grant to the Employee incentive stock options to purchase 110,000 shares of Common Stock of the Company (to the extent permitted by applicable law) at an exercise price equal to the fair market value thereof on the date of grant, exercisable in equal installments on the first, second, third and fourth anniversaries of the date of grant, or in full in the event of a Change in Control (as defined herein) of the Company. These options shall be exercisable upon the termination of the Employee's employment by the Company for 3 months thereafter to the extent exercisable on the date of such termination.

                  (d) Subject to the approval of the Company's stockholders of an increase in the number of shares available under Allegro's 1994 Long Term Incentive Plan to not less than 2,500,000, the Company shall grant to the Employee at the time of the attainment of the performance targets set forth below incentive stock options to purchase 50,000 shares of Common Stock of the Company (to the extent permitted by applicable law) at an exercise price equal to the fair market value thereof on the date of grant, such performance targets to be based upon each of (i) the release in 1997 of a major "electronic mail" product based on the "Intelligent Formatting" technology, (ii) the release in 1998 of a second major product based on the "Intelligent Formatting" technology and (iii) the release in 1999 of a third major product based on the "Intelligent Formatting" technology.

                  (e) During the term of this Agreement, the Company shall provide to the Employee the right to participate in the Company's then existing health insurance and other employee benefit plans and policies on the same terms as are then generally available to the Company's employees.

                  (f) Employee shall be entitled to paid vacation each year during the term of this Agreement at the rate of three (3) weeks per annum. Vacation shall be taken each year and, if not taken, up to five (5) weeks thereof (including up to two (2) weeks carried over from prior to the Effective
Time) shall be carried over for one (1) year and, if not taken during such carry-over period, shall be forfeited."

         2. Section 4 of the Employment Agreement is deleted in its entirety and replaced by the following:

         "4. Termination.

                  (a) Term. This Agreement shall remain in full force and effect until three (3) years from the date hereof, unless terminated by either party as provided below.

                  (b) Termination. The Company and Employee acknowledge that Employee's employment is "at will". The Company or Employee may terminate Employee's employment hereunder at any time with or without cause and for any or no reason; provided that in the event Employee is terminated without just cause the Company shall continue to pay your salary as provided in Section 2(a) above for a period of twelve (12) months following any such termination without just cause, and shall maintain for your benefit, for a period of 30 days following any such termination all benefits in effect at the time of such termination. "Just cause" means a determination by the Company that the Employee's termination is necessary because the Employee has engaged in unfair competition with the Company, induced a customer of the Company to breach a contract with the Company, made an unauthorized disclosure or otherwise misused any of the Company's trade secrets or confidential information which has caused material loss, damage or injury to the Company or otherwise materially endangered the property, reputation or employees of the Company, committed an act of embezzlement, fraud or theft with respect to Company property, violated any Company policy or guideline which has caused material loss, damage or injury to the Company or otherwise materially endangered the property, reputation or employees of the Company or gross insubordination.

                  (c) If the Company terminates Employee's employment hereunder within 12 months after a Change in Control (as defined herein), the Company shall pay to the Employee (A) compensation pursuant to Section 2(a) hereof for a period equal to one year after the date of such termination, (B) any fully accrued and unpaid amount payable under Section 2(b) hereof, and (C) the value of any unforfeited accrued and untaken vacation as provided herein. This amount shall be payable in a lump sum, less the Option Value (as defined below). No other compensation payable hereunder shall be payable to the Employee except that the Company shall pay the cost of the Employee's COBRA health insurance coverage for the shorter of 30 days after such termination or until the Employee begins other employment. If the Company terminates Employee's employment hereunder "for cause" as set forth in Section 4(b) hereof or the Employee resigns, Employee shall not be entitled to receive any further compensation hereunder except with respect to unforfeited accrued and untaken vacation as provided herein. Employee and the Company acknowledge that the foregoing provisions of this paragraph 4(b) are reasonable and are based upon the facts and circumstances of the parties at the time of entering into this Agreement, and with due regard to future expectations.

                  (d) Option Value. "Option Value" shall mean the fair market value of the shares of the Company common stock with respect to which vesting of the Employee's option or options accelerates upon a Change of Control pursuant to the terms of the Company's 1994 Long Term Incentive Plan or other applicable Stock Option Plan, on the date of such acceleration, reduced by the option exercise price applicable to such shares. For this purpose, fair market value shall be determined by the Board as of the Change of Control date.

                  (e) Change of Control. For purposes of this Agreement, a Change in Control of the Company, or in any person directly or indirectly controlling the Company, shall mean:

                  (i) a change in control as such term is presently defined in Regulation 240.12b-2 under the Securities Exchange Act of 1934 ("Exchange Act"); or

                  (ii) if any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company or any "person" who on the date of this Agreement is a director or officer of the Company, becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) of the voting power of the Company's then outstanding securities; or

                  (iii) if during any period of two (2) consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who is not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors at the beginning of the period."

         3. The Employee agrees that any changes in the compensation or equity ownership (including derivative securities) or limitations or restrictions thereon resulting from the business of financial needs or plans or a Change in Control of Allegro shall be accepted by the Employee on the same basis as other members of senior management of Allegro.

         4. This Amendment shall be effective as of the Effective Time. Except as modified hereby, the Employment Agreement shall remain in full force and effect. Allegro shall be deemed to be a third party beneficiary of this Amendment and the Employment Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              SOFTWARE PUBLISHING CORPORATION

                              By:      /s/ Miriam Frazer
                                       -----------------------------------------
                              Name:    Miriam Frazer
                              Title:    V.P. Finance and Chief Financial Officer

                              /s/ Daniel J. Fraisl
                              --------------------------------------------------
                              DANIEL J. FRAISL